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                                                                Exhibit (10)(b)

                           THE LUBRIZOL CORPORATION

               AMENDED DEFERRED COMPENSATION PLAN FOR DIRECTORS
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   1.  PURPOSE.  The purpose of this AMENDED DEFERRED COMPENSATION PLAN FOR
DIRECTORS (the "Plan"), entered this 27th day of June, 1994, is to continue to permit any member of the Board of Directors (the "Participant") of The Lubrizol Corporation (the "Company") to defer all or a portion of the compensation to be received as a director until after the Participant ceases to be a director, all as provided in this Plan.

   2. ADMINISTRATION. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee's interpretation and construction of all provisions of this Plan shall be binding and conclusive. In the event that a Participant is a member of the Committee, such Participant shall not participate in any decision of the Committee relating to that Participant's participation in this Plan.

3.  RIGHT TO DEFER COMPENSATION.
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   (a)   Any director of the Company may, at any time, elect to defer under this Plan all, or such portion as the director may designate, of (i) that director's annual retainer fee and/or (ii) the attendance fees for attending directors' meetings or committees thereof. The annual retainer fee, for this purpose, shall be deemed to be earned equally and ratably as of the last day of each calendar quarter during the calendar year. Attendance fees are deemed to be earned when the director attends the meeting for which the attendance fee is paid.

    (b) The election described in paragraph (a) shall be made by written notice delivered to the Chief Financial Officer of the Company specifying (i) the length of time, not less than one year, during which the election shall apply, (ii) the portion of the retainer fee and/or the attendance fee to be deferred for such year or years, and (iii) the periodic payment schedule selected subject to the installment period limitation and the computation of each installment payment to the Participant pursuant to, and in accordance with, Section 5.
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   (c)   The election under this Section 3 shall take effect on the first day of the calendar quarter following the month in which the election is made. A director may designate that the election shall remain in effect until the director, on a prospective basis, withdraws the election or changes the amount to be deferred; provided that, if the director changes only the amount to be deferred, the periodic payment schedule selected under paragraph (b) (iii) shall continue to apply.

  (d) Any notice of withdrawal of the election or change in the amount to be deferred shall be effective on the first day of the calendar quarter following the month in which such notice is given to the Company's Chief Financial Officer.

4.  DEFERRED COMPENSATION ACCOUNTS
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  (a)  On the last day of each calendar month in which compensation deferred under this Plan would have been payable to a Participant in the absence of an election under this Plan to defer payment thereof, the amount of such deferred compensation shall be credited, pursuant to Participant's election, to one or both of two DEFERRED COMPENSATION ACCOUNTS (the "Participant Accounts"), one of which shall be designated the "CASH DEFERRAL ACCOUNT" and one of which shall be designated the "STOCK DEFERRAL ACCOUNT." Each selected account shall be established and maintained for the Participant in the Company's accounting books and records.

  (b) Interest shall accrue on the month-end balance in each Participant's CASH DEFERRAL ACCOUNT and shall be computed at the Federal Reserve 90-Day
Composite Rate in effect for the previous calendar quarter.   Such interest
amount so determined shall be credited monthly to such CASH DEFERRAL ACCOUNT.

  (c) The amount of deferred compensation credited to a Participant's STOCK DEFERRAL ACCOUNT pursuant to paragraph (a) shall be used to determine the number of full and fractional units ("Units") representing Lubrizol Common Shares ("Shares") which the deferred amount would purchase at the closing price for the Shares on the New York Stock Exchange ("NYSE") composite transactions reporting system ("composite tape") on the date that the deferred amount is credited pursuant to paragraph (a) and if Shares were not traded on that date on the NYSE, then such computation shall be made as of the first preceding day on which Shares were so traded. The Company shall credit the Participant's
STOCK DEFERRAL ACCOUNT with the number of full and fractional Units so determined. However, at no time prior to delivery of such Shares, shall the Company be obligated to purchase or reserve Shares for such STOCK DEFERRAL ACCOUNT and the Participant shall not have any of the rights of a shareholder with respect to the Units credited to such Participant's STOCK DEFERRAL
ACCOUNT.
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  (d)  As of each dividend record date declared with respect to the Shares, the
Company shall credit the Participant's STOCK DEFERRAL ACCOUNT with an additional number of whole and/or fractional Units equal to:

         (i) the product of (x) the dividend per Share which is payable with respect to such dividend record date, multiplied by (y) the number of whole and fractional Units credited to the Participant's STOCK DEFERRAL ACCOUNT as of such record date;

                                   DIVIDED BY
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         (ii)  the closing price of a Share on the dividend record date (or if
         Shares were not traded on that date, on the next preceding day on which Shares were so traded), as reported on the NYSE - composite tape.

5.  PAYMENT OF DEFERRED COMPENSATION.
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  (a)  The total amount credited to the Participant Accounts shall be payable to the Participant as provided in this Section 5, either in a lump sum or in periodic installments, over such period, not exceeding ten years, as the Participant shall have selected pursuant to section 3(b)(iii). Such periodic payments shall begin or the lump sum payment shall be made, as the case may be, at such time, not more than twelve (12) months after the Participant ceased to be a director of the Company, as the Participant may have selected pursuant to
Section 3 at the time of entering the Plan. The Participant may, under Section 3, have separate and distinct elections as to how the Participant's CASH DEFERRAL ACCOUNT and STOCK DEFERRAL ACCOUNT shall be distributed under this Plan. Payments from the CASH DEFERRAL ACCOUNT shall be in cash and payments from the STOCK DEFERRAL ACCOUNT shall be in Shares.

   (b) The amount of any installment payable to a Participant shall be determined by dividing the balance of the applicable Participant Accounts by the number of periodic installments (including the current installment) remaining to be paid. If the determination of the installment payable from the Participant's STOCK DEFERRAL ACCOUNT results in a fractional Share being payable, the installment payment shall exclude any such fractional Share payment except that, in the final installment payment, any such fractional Share shall be paid in cash in an amount as determined by the Committee.

  (c) Until the Participant's Accounts have been completely distributed, the balance in the CASH DEFERRAL ACCOUNT shall continue to bear interest calculated and credited as provided in Section 4(b) and the balance in the STOCK DEFERRAL ACCOUNT shall continue to be credited with the dividend equivalents on such balance as provided in Section 4(d).
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  (d)  In the event a Participant dies prior to receiving payment of the entire amount of that Participant's Accounts, the unpaid balance in each of such Participant's Accounts shall be paid to such beneficiary as the Participant may have designated in writing to the Chief Financial Officer of the Company as the beneficiary to receive any such post-death distribution under this Plan or, in the absence of such written designation, to the Participant's legal representative or beneficiary designated in the Participant's last will to receive such distributions. Distributions subsequent to the death of a Participant may be made in a lump sum and/or in periodic installments from the Participant's CASH DEFERRAL ACCOUNT or STOCK DEFERRAL ACCOUNT, as the case may be, in such amounts and over such period, not exceeding ten years from the date of death, as the Committee may direct and the amount of each installment shall be computed as provided in paragraph (b) of this Section 5.

   6. ACCELERATION OF PAYMENTS. The Committee may accelerate the distribution of either or both of Participant's Accounts for reasons of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Participant needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Participant or a member of his/her family, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship.

   7. NON-ASSIGNABILITY. None of the rights or interests in either of the Participant's Accounts shall, prior to actual payment or distribution pursuant to this Plan, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and such rights and interest shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided that, upon the occurrence of any such assignment or transfer or attempted assignment or transfer, all payments under paragraph 5 shall be payable in the sole and unrestricted judgment and discretion of the Committee, as to time and amount, and shall be distributable to the person who would have received the payment but for this paragraph 7 only at such time or times and in such amounts as the Committee, from time to time, shall determine.

   8. PLAN TO BE UNFUNDED. The Company shall be under no obligation to segregate or reserve Shares or any funds or other assets for purposes relating to this Plan and, except as set forth in this Plan, no Participant shall have any rights whatsoever in or with respect to any Shares or funds or other assets held by the Company for purposes of this Plan or otherwise. Participants' Accounts maintained for purposes of this Plan shall merely constitute bookkeeping entries on records of the Company and shall not constitute any allocation whatsoever of any assets or
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shares of the Company or be deemed to create any trust or special deposit with respect to any of the Company's assets.

   9. SHARE CHANGES. In the event of any change in number of outstanding Shares by reason of any stock dividend, stock split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of units representing Shares to be credited in accordance with
Section 4(c), the number of units representing Shares in the STOCK DEFERRAL ACCOUNT and the Shares to be distributed in accordance with this Plan shall be appropriately adjusted to take into account any such event.

  10. AMENDMENT. The Board of Directors of the Company may, from time to time, amend or terminate this Plan, provided that no such amendment or termination of the Plan shall adversely affect a Participant's Accounts as they existed immediately before such amendment or termination or the manner of distribution thereof, unless such Participant shall have consented thereto in writing.
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